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                                                                    EXHIBIT 3.11

                            CERTIFICATE OF FORMATION

                                       OF

                             LEAR TECHNOLOGIES, LLC


          This Certificate of Formation of Lear Technologies, LLC (the "Lear Tech"), dated as of December 7, 1998, is being duly executed and filed by Sandra L. Jenkins, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. section 18-101, et seq.).

          FIRST. The name of the limited liability company formed hereby is Lear Technologies, LLC.

          SECOND. The address of the registered office of Lear Technologies, LLC in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.




                                                         /s/ Sandra L.  Jenkins
                                                         ----------------------
                                                         Sandra L. Jenkins
                                                         Authorized Person